UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

Gulfport Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Quail Springs Parkway

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (405) 252-4600

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GPOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01- Entry into a Material Definitive Agreement

Third Amended and Restated Credit Facility

On October 14, 2021, Gulfport Energy Corporation (“Gulfport”), as holdings, and Gulfport Energy Operating Corporation (the “Borrower”), as the borrower, entered into a Third Amended and Restated Credit Agreement (as amended, supplemented or modified from time to time, together with all exhibits and schedules thereto, the “Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and various lender parties (collectively, the “Lenders”), providing for a new money senior secured reserve-based revolving credit facility in an aggregate maximum principal amount of up to $1.50 billion (the “Facility”) with an initial borrowing base of $850.0 million and an initial aggregate elected commitments amount of up to $700.0 million.

The borrowing base will be redetermined semiannually on or around May 1 and November 1 of each year, with one interim “wildcard” redetermination available to each of Gulfport and, beginning after the first scheduled redetermination, the Administrative Agent between scheduled redeterminations during each calendar year. The first scheduled redetermination will be on or around May 1, 2022.

The Facility provides for a $175.0 million sublimit of the aggregate commitments that is available for the issuance of letters of credit. The Facility bears interest at a rate equal to, at Gulfport’s election, either (a) LIBOR plus an applicable margin that varies from 2.75% to 3.75% per annum or (b) a base rate plus an applicable margin that varies from 1.75% to 2.75% per annum, based on borrowing base utilization. The Facility will mature on October 14, 2025. Customary borrowing base reductions and certain mandatory prepayments are required under the Credit Agreement in connection with certain types of borrowing base properties, swap terminations or debt issuances. In addition, Excess Cash (as defined in the Credit Agreement) above $45.0 million is required to be applied monthly to prepay loans (without a commitment reduction).

The Credit Agreement requires Gulfport to maintain as of the last day of each fiscal quarter (i) a net funded leverage ratio of less than or equal to 3.25 to 1.00, and (ii) a current ratio of greater than or equal to 1.00 to 1.00.

Gulfport is required to pay a commitment fee of 0.50% per annum on the average daily unused portion of the current aggregate commitments under the Facility. Gulfport is also required to pay customary letter of credit and fronting fees.

The obligations under the Facility, certain swap obligations and certain cash management obligations, are guaranteed by Gulfport and the wholly-owned domestic material subsidiaries of the Borrower (collectively, the “Guarantors” and, together with the Borrower, the “Loan Parties”) and secured by substantially all of the Loan Parties’ assets (subject to customary exceptions), including mortgages on at least 90% of the PV-10 of the proved reserves constituting borrowing base properties as set forth on the most recent reserve report.

The Credit Agreement also contains customary affirmative and negative covenants, including, among other things, as to compliance with laws (including environmental laws and anti-corruption laws), delivery of quarterly and annual financial statements and borrowing base certificates, conduct of business, maintenance of property, maintenance of insurance, entry into certain derivatives contracts, restrictions on the incurrence of liens, indebtedness, asset dispositions, restricted payments, and other customary covenants. These covenants are subject to a number of limitations and exceptions.

Additionally, the Credit Agreement contains customary events of default and remedies for credit facilities of this nature. If Gulfport does not comply with the financial and other covenants in the Credit Agreement, the Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Credit Agreement and any outstanding unfunded commitments may be terminated.

This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Credit Agreement and Facility set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 14, 2021, Gulfport issued a press release announcing the Credit Agreement. The press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 is being furnished, not filed, pursuant to Item 7.01. Accordingly, such information will not be incorporated by reference into any registration statement filed by Gulfport under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 - Financial Statements and Exhibits

10.1*	Third Amended and Restated Credit Agreement, dated as of October 14, 2021, by and among Gulfport Energy Corporation, as holdings, Gulfport Energy Operating Corporation, as the borrower, JPMorgan Chase Bank, N.A., the lenders party thereto, and the guarantors party thereto.

99.1	Press release, dated October 14, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Gulfport agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2021	Gulfport Energy Corporation

	By:	/s/ Patrick Craine
	Name:	Patrick Craine
	Title:	Chief Legal and Administrative Officer

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